Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-264077 and 333-264074 on Form S-3 and Registration Statement Nos. 333-254375, 333-254377, 333-263055, 333-270015, and 333-277225 on Form S-8 of our reports dated February 25, 2025, relating to the financial statements of Olo Inc., and the effectiveness of Olo Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
New York, New York
February 25, 2025